Exhibit 10.20

                                 Document # 3.5
                                    EXHIBIT 1
                ASSET PURCHASE AGREEMENT UPON EXERCISE OF OPTION
                ------------------------------------------------

AGREEMENT dated as of ________ herein, together with the Exhibits attached hereto and the lists to be delivered pursuant hereto referred to as the "Agreement") by and among Lakeland Industries, Inc, a Delaware corporation ("Parent"), RFB Lakeland Industries Private Limited, an Indian corporation controlled by Parent ("Buyer"), RFB Latex Limited, an Indian corporation ("Seller") and each of the individual shareholders of Seller who have executed this Agreement (the "Principal Shareholders").

      In reliance upon the representations and warranties made herein and in consideration of the mutual agreements herein contained, Buyer and Parent, on the one hand, and Seller and the Principal Shareholders, on the other hand, hereby agree as follows:

      1. Transfer of Business, Properties and Assets of Seller and Certain Related Matters.

            (a) Sale and Transfer of Business, Properties and Assets. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, and agreements of Buyer and Parent made or deemed to be made hereunder, and in consideration of the purchase by Buyer described below, Seller hereby agrees to sell, transfer, convey, assign and deliver to Buyer at the Closing all of its then existing Industrial
      Glove business, properties and assets, as a going concern, including, without limitation, the properties, assets and other rights referred to in the bill of sale (the "Bill of Sale") in the form of Exhibit A hereto, but excluding the Excluded Assets (such business, properties, assets and other rights of Seller to be purchased and sold hereunder being hereinafter referred to as the "Purchased Assets"). As used in this Agreement, the term Excluded Assets shall mean those assets listed on Exhibit B hereto, and the Purchased Assets means those assets listed on Exhibit C

            (b) Purchase Price. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, undertakings and agreements of Seller made or deemed to be made hereunder, and in consideration of such sale, conveyance, transfer, assignment and delivery, Buyer agrees

            (i) To pay to Seller's Bank's in accordance with the Option Agreement which is made a part hereof an amount equal to, but no greater than $2,650,000 being hereinafter referred to as the ("Initial Purchase Price"),

            (ii)  Sellers  Balance  Sheet as of the Closing  Date (the  "Audited
                  Closing Balance Sheet") and the Profit & Loss Statement for the period from March 31, 2006, to the Closing Date of the Seller (the "2006 Interim P&L") are both to be prepared pursuant to Generally Accepted Accounting Principles (GAAP) as applied in the United States. The Audited Closing Balance Sheet shall be audited by

                  Buyer's independent accountants or a local CPA firm to be mutually agreed upon.

            (iii) An amount of $100,000 USD shall be reserved (the "Reserve") at closing in an escrow account that shall be applied towards indemnifying Buyer against any breach by Seller of its representations and warranties set forth in this Agreement. The escrow shall be set up by Buyer and Seller. The Reserve shall be liquidated as follows: 50% six months after the date of the closing and the balance one year following the closing. In the case any item shall be charged to this reserve, Seller shall be given notice and the opportunity to contest and collect or resolve the item.

            (c) Allocation of Purchase  Price.  The Purchase Price  described in
      Section 1(b) above will be initially allocated to the book or tangible value of the buildings and equipment being purchased and $100,000 USD then shall be allocated to Seller's and the Principal Shareholders' agreement not to compete with the business transferred to Buyer as set forth in
      Section 11 hereof. Buyer and Parent, on the one hand, and Seller, on the other hand, represent, warrant, and agree that such allocation was determined through arm's length negotiations. Buyer and Parent, on the one hand, and Seller, on the other hand, each agrees that it will adopt and utilize the amounts allocated to each asset or class of assets described in the immediately preceding sentence for purposes of all federal, state and other income tax returns filed by it and that it will not voluntarily take any position inconsistent therewith upon examination of any such tax return, in any claim, in any litigation or otherwise with respect to such income tax returns. Notwithstanding any other provision of this Agreement, the foregoing representation, warranty and agreement shall survive the Closing Date without limitation.

            (d) Payment of Purchase Price. At the Closing, Buyer will deliver to Seller Banks a check drawn against immediately available funds in an amount equal to $2,550,000, pursuant to the amount determined under
      Section 1(b). The remainder of the Initial Purchase Price, $100,000, shall be paid by Seller at Closing but held in escrow pursuant to Section 1(b)(v). Buyer, however, will pay the Principal Shareholders on their designee separately on additional $100,000 USD for Plot 50 and the building and improvements on.

            (e) Instruments of Conveyance, Transfer, Assumption, Etc. Seller shall properly execute and deliver to Buyer at the Closing: (i) the Bill of Sale; (ii) assignments and consents to assignments, in form reasonably satisfactory to Buyer with respect to each of the contracts and other agreements and rights to be assigned to Buyer hereunder which require for such assignment the consent or waiver of any third party [and as to which Buyer shall have requested the obtaining of such consent or waiver]; and
      (iii) Noida SEZ leases in proper form for recordation and otherwise reasonably satisfactory in form and substance to counsel for Buyer and Parent to the real property being leased hereunder in accordance with
      Section 4(i). Simultaneously with
      the Closing, Seller shall take all steps requisite to put Buyer in actual possession and operating control of the Purchased Assets, including, without limitation, disclosure to such persons as Buyer and Parent may designate of Seller's trade secrets, formulae and other proprietary information pertaining to the business of Seller. Seller and Buyer shall each properly execute and deliver to the other at the Closing the following additional documents, each dated the Closing Date (all of which, together with this Agreement, and the Bill of Sale are hereinafter sometimes referred to as the "Agreements"):

            (f) Further  Assurances.  At the Closing and from time to time after the Closing, (i) at the request of Buyer and without further consideration, Seller shall promptly execute and deliver to Buyer such certificates and other instruments of sale, conveyance, assignment and transfer, and take such other action, to sell, convey, assign and transfer to and vest in Buyer or to put Buyer in possession of the Purchased Assets

      2. Closing. The  Closing  of the  transactions  provided  for in Section 1 hereof will take place at the offices of Buyer's Indian Counsel, at 10:00 A.M. or at such other place, time as may be agreed upon by Buyer, Parent and Seller, but in any event, no later than February 15, 2007 unless extended by mutual agreement of both Buyer and Seller.

      3.  Termination.  Anything  contained in this Agreement other than in this
                        Section  3  to  the   contrary   notwithstanding,   this
                        Agreement may be terminated prior to the Closing Date

                        (a) by Buyer and/or Parent if, due to causes beyond the control of any of the parties to this Agreement, the Closing does not occur on or before such later date as may be agreed upon in writing by the parties hereto). Termination pursuant to this Section 3 shall be without liability of any kind on the part of either party hereto, and in such event each party shall bear and pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

      4.   Representations   and   Warranties   by  Seller  and  the   Principal
      Shareholders.

      Seller and the Principal Shareholders represent and warrant jointly and not severally that:

                        (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the Republic of India and has all power and authority to carry on its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which its failure to qualify would have a materially


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

                        adverse effect on the business, financial condition, operations or prospects of Seller.

                        (b) Seller has full corporate power and authority to enter into each of the Agreements to the extent it is a party thereto and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of each of the Agreements to which Seller is a party have been duly authorized by all requisite corporate action; each of the Agreements to which Seller is a party has been duly executed and delivered by Seller and (assuming due execution and delivery by the other party thereto) constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, and other laws affecting creditors' rights generally from time to time in effect.

                        (c) The instruments of conveyance and transfer to be executed by Seller and delivered to Buyer at the Closing will be valid in accordance with their terms and effective to assign, transfer and convey to Buyer at the Closing all of the then existing business, buildings, equipment, leases and other such properties, assets and other rights of Seller used in its business, including such title as is specified in Sections 4(h) and 4(i), but excluding the Excluded Assets.

                        (d) Seller is not a party to, subject to or bound by any agreement or any judgment, award, order, write, injunction or decree of any court, governmental body or arbitrator which would conflict with or be breached by the execution, delivery or performance by Seller of this Agreement or which could prevent the carrying out of this Agreement.

                        (e) Except as disclosed on Lists 9 and 10, neither Seller nor any of the properties, assets and other rights referred to in the Bill of Sale is a party to, subject to or bound by any agreement or any judgment, award, order, writ, injunction or decree of any court or of any governmental body or of any arbitrator which could prevent the use by Buyer of the properties, assets and other rights referred to in the Bill of Sale or materially adversely affect the conduct by Buyer of the business of Seller, in each case in accordance with present practices, after the Closing Date or which, by operation of law, or pursuant to its terms, would be breached, terminate, lapse, or be subject to termination upon the consummation of the transactions contemplated herein absent the consent or other action of any third person or agency.

                        (f) Except as disclosed on List 9, there is no action, suit or governmental, administrative, arbitration or regulatory proceeding or investigation pending or, to the best of


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

                        Seller's knowledge, threatened against or relating to Seller which could have a materially adverse effect on its business, financial condition, operations or prospects, the Purchased Assets or the transactions contemplated by this Agreement.

                        (g) Seller has delivered to Buyer (A) complete, correct and detailed lists, in form and substance reasonably acceptable to Buyer, as of the date of this Agreement, specifying with respect to the business, properties, assets and obligations of the Seller each and every item in the following categories referred to below, and (B) true and complete copies of the documents and other materials that underlie such lists:

                              (i) List I - presently outstanding contracts, agreements, commitments and bids (other than those included in List 4); written and oral leases (other than leases disclosed in List
                                   7); security deposits under leases; licenses; franchises; dealership, service, agency and other agreements which, in each case, involve the receipt or payment of more than (pound)1,000 Rupees; and, with respect to each item in each category referred to above, a specification as to whether the consent of any third person or agency is required for the effective assignment thereof;

                              (ii) List 2 - machinery,  equipment,  tools, dies,
                                   furniture,       furnishings,       leasehold
                                   improvements, vehicles, buildings and other tangible physical assets and fixtures and the location of such (other than items in any of the foregoing categories having a value of not more than (pound)100 Rupees in the aggregate);

                              (iii) List  3 -  (A)  the  policies  of  insurance
                                   presently in force (other than those required to be set forth in List 4) and, without restricting the generality of the foregoing, those covering Seller's public and product liability and its personnel, properties, buildings, machinery, equipment, furniture, fixtures and operations, specifying with respect to each such policy, the name of the insurer, type of coverage, term of policy, limits of liability and annual premium, (B) Seller's premiums and losses, by year, by type of coverage, for the past five years based on information received from Seller's insurance carrier(s), (C) all outstanding insurance claims by Seller for damage to or loss of its property or income which have been referred to insurers or which Seller believes to be covered by commercial insurance, (D) general comprehensive liability policies carried by Seller for the past five years, including excess liability policies, and (E) any agreements, arrangements or commitments under which Seller indemnifies any other person (with the exception of any obligation arising in connection with lease, purchase or sale transactions arising in the ordinary course of Seller's business) in which the maximum exposure exceeds (pound)1,000 Rupees or is required to carry insurance for the benefit of any other person;

                             (iv) List 4 - names, current annual compensation rates (including bonuses and commissions), accrued bonus, accrued sick leave and accrued severance pay of all present salaried employees of Seller that Buyer may hire from Seller now or in the future in accordance with the Option Agreement, aggregate accrued vacation pay; the current base salary rate of each of such individuals; employment, managerial, advisory or consulting agreements and confidentiality or other agreements protecting proprietary processes, formulae or information; copies of all pension, profit-sharing, thrift, or other retirement or pension plans governmentally required or private, individual or group bonus or other deferred or incentive plans, severance plans, hospitalization, insurance, vacation, death benefit, collective bargaining, union or other employee association agreements, or other similar plans in each case covering employees of Seller that may move to Buyer's Company and as amended to date, and all amendments thereto prior to the Closing Date, agreements, arrangements, commitments or understandings providing for any employee benefit.

                             (v) List 5 - individual refundable deposits, prepaid expenses, deferred charges and "other assets" in excess of (pound)2000 Rupees;

                             (vi) List 6 - liens, encumbrances, charges, restrictions, claims and security interests with respect to the business, assets and property to be transferred hereunder which do not constitute real property;

                             (vii) List  7 -  each  and  every  parcel  of  real
                                   property or interest therein, owned or leased in whole or in part by Seller and complete and correct copies of each and every of the following, if any, in the possession of Seller will be made available for review by
                                   Buyer: (A) title reports, title binders, survey documents and data affording information or opinions with respect to, certifying to, or evidencing the extent, current title, title history, title marketability, use, possession, restriction or regulation, if any (governmental or otherwise), and compliance with applicable laws, of (x) the real property or (y) any City, State, County or Country interest in (or in the nature of) real property or in a land or building lease or chattel real; (B) deed or title-holding or trust agreements, if any, under which any of the parcels may have been conveyed to Seller or under which the same may be held for the benefit of Seller; and (C) leases; except as noted in such list, all such buildings, structures, leasehold improvements and the equipment therein currently are used by or useful to Seller in the ordinary course of business and, except as so noted and except for normal wear and tear, there are no material defects with respect thereto which would impair the day-to-day use by Buyer of any such buildings, structures, leasehold improvements or equipment or which would subject Buyer to material liability under applicable law;

                            (viii) List 8 -   except  for  any  Excluded  Assets
                                   listed on Exhibit B, trademark registrations and applications and notices of infringement therefore, service mark registrations (which list shall include but not be limited to indications of length of use of each trade and service mark as well as identification of product(s) on which each trade and service mark is used, and registration numbers, registration and renewal dates, affidavit of use filings), patents and patent applications, copyrights, and applications therefore (including information as to expiration dates of all the foregoing where applicable) presently owned, in whole or in part, by Seller and used or useful in Seller's Industrial Glove business; and all trademark licenses, service mark licenses, copyright licenses, royalty agreements, patent licenses, assignments, grants and contracts with employees or others relating
                                   in   whole   or  in
                                   part to disclosure, assignment, registering or patenting of any trademarks, service marks, copyrights, inventions, discoveries, improvements, processes, formulae, trade secrets or other know-how and used or useful in Seller's business. To the best of Seller's knowledge, except as noted in such list: (i) the foregoing trademarks, service marks, copyrights, licenses, assignments, grants, agreements and contracts are valid; (ii) the foregoing trademark registrations, service mark registrations, copyright registrations and patents have been duly issued and have not been cancelled, abandoned or otherwise terminated; (iii) the foregoing trademark applications, service mark applications, copyright applications and patent applications have been duly filed; (iv) Seller is not in default under any of the foregoing licenses or agreements other than defaults, if any, which will not result in any material loss or liability; and (v) all such licenses and agreements are binding in accordance with their terms;

                              (ix) List  9 -  all  litigation,  governmental  or
                                   regulatory proceedings, investigations or labor disputes pending or to the best of Seller's knowledge, threatened against Seller, the officers or directors of Seller as such officers or directors, or any of the business, assets or properties of Seller to be transferred pursuant hereto or to which Seller or its officers or directors as such officers or directors, is a party, as plaintiff, defendant or otherwise; and

                              (x) List 10 - all federal, state, local and foreign governmental licenses and permits necessary in the conduct of Seller's business; each jurisdiction in which the nature of the business of Seller requires Seller to qualify to do business as a foreign corporation; all federal, state, local and foreign governmental or judicial consents, orders, decrees and other compliance agreements under which Seller is operating or bound with regard to its Industrial Glove Business; all reports of inspection of Seller's businesses and properties from January 1, 2005 to the date hereof under all applicable Indian federal, state and local health and safety laws and regulations; and
                                   copies   of   all
                                   of the foregoing and correspondence relating thereto.

                        (h) Except as disclosed on List 6, Seller has title to the properties, assets and other rights referred to in the Bill of Sale that do not constitute real property, free and clear of all liens and encumbrances.

                        (i) Except for, (A) such imperfections of title, which do not materially affect the use or value thereof, (B) liens of current taxes not yet delinquent or being contested in good faith, and (C) except as may be described in List 7 hereto, Seller has good and marketable title to the properties constituting real property to be transferred to Buyer hereunder. Except as described in List 7 and except for normal wear and tear, all of the buildings, improvements and fixtures, owned or leased by Seller are in a good state of repair, maintenance and operating condition in order to conduct the business of the Seller as now conducted.

                        (j) Seller has filed (or has obtained extensions of the time by which it is required to file) all Indian Union income tax returns and all other federal, state and local tax returns required to be filed by it and has paid all taxes shown due on the returns so filed as well as all other taxes, assessments and governmental charges which have become due, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

                        (k) Seller has in all respects performed all obligations required to be performed by it under, is not in default under, is not in violation of, and has no knowledge of any default or violations by any other party to, any of the Pension Plans and Welfare Plans (hereinafter, collectively, the "Seller's Employee Plans") which obligations, defaults or violations are material to the financial condition, results of operations, business or prospects of Seller.

                              (i) There are no actions, suits or claims pending (other than routine claims for benefits in the ordinary course), or, to the knowledge of Seller, threatened and Seller has no reason to expect any such actions, suits or claims (other than routine claims for benefits in the ordinary course) to arise against any of Seller's Employee Plans or against the assets of any such Plan which actions, suits or claims might, singly or in the aggregate, materially and adversely affect the financial condition, results of operations, business or prospects of Seller or of the future operations of Buyer.

                              (ii) There are not and will not after the  Closing
                                   be any liens encumbrances, charges, claims
                                   or security interests with respect to the Purchased Assets, and any additions thereto or improvements thereon, arising out of any liabilities in connection with any of Seller's governmental pension, social security or Employee Plans.

                        (l) Except as disclosed on List 8, none of the processes, chemical or production, currently used by Seller with respect to the business, properties and assets to be transferred hereunder or any of its properties or products contracted or sold by Seller with respect thereto, or trademarks, trade names, labels or other marks or copyrights used by Seller with respect thereto, infringe the patent, industrial property, trademark, trade name, label, other mark, right or copyright of any other person or entity, and Seller has not received any notice of adverse claim by any third party with respect thereto. Seller has license agreements in force to the extent necessary to permit its full use of all of the processes used by it with respect to the business, properties and assets to be transferred hereunder and to permit such operations and sales in accordance with its present and planned practices.

                        (m) Except as specifically disclosed in writing by Seller to Buyer or Buyer's independent certified public accountants and reflected in the calculation of the book value of Seller's equipment and lease hold improvements being transferred hereunder shall conform in all respects with Seller's applicable specifications and warranties and are not obsolete, broken or about to break; and all information furnished to the independent certified public accountants and other representatives of Buyer for the purpose of determining the equipment's book value is complete and correct.

                        (n) The machinery, tools, equipment and other tangible physical assets to be transferred by Seller hereunder are in good working order, normal wear and tear excepted, are being used or are useful in the business of Seller at its present level of activity and are in an operating condition sufficient to conduct the business of Seller substantially as now being conducted.

                        (o) No representation or warranty by Seller or the Principal Shareholders contained in this Agreement and no statement contained in any certificate, list, exhibit or other instrument specified in this Agreement or otherwise furnished to Buyer in connection with the transactions contemplated hereby, whether heretofore furnished to Buyer or hereafter required to be furnished to Buyer, is, or will be when furnished, inaccurate, incomplete, misleading or untrue in any material respect.

                        (p) Seller represents that Exhibit A herein is same as Asset List presented to Buyer in August 2005.

            5. Representations and Warranties by Buyer and Parent. Buyer and Parent each represent and warrant that:

                        (a) Buyer and Parent are duly organized and validly existing corporations in good standing under the laws of the Republic of India and State of Delaware, respectively, and Buyer is qualified to do business as an Indian corporation and is in good standing in the State of Delhi

                        (b) Buyer and Parent each has full corporate power and authority to enter into each of the Agreements to the extent it is a party thereto and to consummate the transactions contemplated hereby; the execution, delivery and performance by each of Buyer and Parent of each of the Agreements to which it is a party have been duly authorized by all requisite corporate action on the part of Buyer and Parent; each of the Agreements to which it is a party has been duly executed and delivered by Buyer or Parent, as the case may be, and (assuming due execution and delivery by Seller of those Agreements to which it is a party) constitutes a valid and binding obligation of Buyer or Parent, as the case may be, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect.

                        (c) Neither Buyer nor Parent is a party to, subject to or bound by any material agreement or any judgment, award, order, writ, injunction, or decree of any court, governmental body or arbitrator which would conflict with or be breached by the execution, delivery or performance by it of this Agreement or which could prevent the carrying out of this Agreement.

                        (d) There is no action, suit or governmental, administrative, arbitration or regulatory proceeding or investigation pending or, to the best of Buyer's and Parent's knowledge, threatened against or relating to Buyer or Parent which could have a materially adverse effect on the transactions contemplated by this Agreement.

            6. Conditions Precedent to Obligations of Buyer. Buyer need not consummate the transactions contemplated by this Agreement unless the following conditions shall be fulfilled:

                        (a) All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be reasonably satisfactory in form and substance to Christopher J. Ryan and/or Indian, counsels for Buyer.

                        (b) Except for changes in the ordinary course of business or as otherwise contemplated or permitted by this Agreement, the representations and warranties of Seller and the Principal Shareholders contained herein or in any certificate or document delivered to Buyer and/or Parent pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects; Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date; and Buyer and Parent shall have been furnished with certificates of appropriate officers of Seller dated as of the Closing Date certifying to the fulfillment of the foregoing conditions.

                        (c) Buyer and Parent shall have been furnished with an opinion dated as of the Closing Date, counsel for Seller, to the effect that:

                              (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the Republic of India has all power and authority to carryon its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing as a Indian corporation in State of Delhi

                              (ii) Seller has full corporate power and authority
                                   to enter into each of the Agreements to the extent it is a party thereto and to consummate the transactions contemplated hereby and thereby; the execution, delivery and performance by Seller of the Agreements to which it is a party have been duly authorized by all requisite corporate action on the part of Seller; each of the Agreements to which it is a party has been duly executed and delivered by Seller and (assuming due execution and delivery by the other party thereto) constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, and other laws affecting creditors' rights generally from time to time in effect and general principles of equity;

                              (iii) the  instruments  of conveyance and transfer
                                   executed by Seller and delivered to Buyer at the Closing have been duly authorized and executed by Seller and are valid in accordance with their terms and effective to assign, transfer and convey to Buyer at the Closing all of the Purchased Assets;

                              (iv) to the best of such  counsel's  knowledge and
                                   to the extent that any of the following would materially and adversely affect the business of Seller, neither Seller nor any of the properties, assets and other rights referred to in the Bill of Sale is subject to or
                                   "bound by any agreement or any judgment, award, order, writ, injunction or decree of any court or of any governmental body or of any arbitrator to which Seller is a party or which specifically refers to Seller and notice of which has been delivered to Seller which could prevent the use by Buyer of the properties, assets and other rights referred to in the Bill of Sale or the conduct by Buyer of the business of Seller, in each case in accordance with present practices, after the Closing Date or which, by operation of law, or pursuant to its terms, would be breached, terminate, lapse, or be subject to termination upon the consummation of the transactions contemplated herein absent the consent or other action of any third person or agency; and

                              (v)  except as may be specified  by said  counsel,
                                   they do not know of any action, suit or governmental, administrative, arbitration or regulatory proceeding or investigation pending or threatened against or relating to Seller. In rendering such opinion, counsel for Seller may rely upon certificates of one or more officers of Seller or of public officials as to factual matters.

                        (d) No action, suit or proceeding before any court or governmental or regulatory authority shall be pending, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against Buyer or Seller or Parent or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking material damages in connection with any such transactions.

                        (e) All consents of third parties including, without limitation, governmental authorities and self-regulatory agencies, and all filings with and notifications of governmental authorities, regulatory agencies (including non-governmental self-regulatory agencies) or other entities which regulate the business of Seller or Buyer or Parent, necessary on the part of Seller or Buyer or Parent, or their respective subsidiaries or affiliates, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and to permit the continued operation of the respective businesses of Seller and Buyer and their respective subsidiaries in substantially the same manner after the Closing Date as theretofore conducted, other than routine post-closing notifications or filings, shall have been obtained or effected.

                        (f) All consents required for the assignment of all contracts, patents, trademarks, copyrights and other intangibles and other agreements necessary for the continued operation of the business of Seller after the Closing Date on substantially the same basis as presently operated shall have been obtained.

                        (g) The employment agreements executed and delivered by Kamal Ratra and P.S. Ratra, shall be in full force and effect and there shall not have occurred any default or repudiation thereof.

                        (h) Seller shall have obtained title insurance if available covering any real property to be transferred hereunder under title insurance policies at normal rates and with no exceptions other than those disclosed in
                        Section 4(i) or in List 7.

                        (i) Individuals holding not less than one hundred percent (100%) of the voting stock of Seller shall have executed this Agreement.

            7. Conditions Precedent to Obligations of Seller. Seller need not consummate the transactions contemplated hereby unless the following conditions shall be fulfilled:

                        (a) All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be reasonably satisfactory in form and substance to counsel for Seller.

                        (b) Except for changes in the ordinary course of business or as otherwise contemplated or permitted by this Agreement, the representations and warranties of Buyer and Parent contained herein or in any certificate or document delivered to Seller pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects; Buyer and Parent shall have performed and complied in all material respects with all agreements and, conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date; and Seller shall have been furnished with certificates of appropriate officers of Buyer and Parent dated as of the Closing Date certifying to the fulfillment of the foregoing conditions.

                        (c) Seller shall have been furnished with an opinion dated as of the Closing Date of counsel for Buyer and Parent, to the effect that:

                             (i) Buyer and Parent are duly organized and validly existing corporations in good standing under the laws of the State of Delhi and the State of Delaware, respectively, and Buyer is qualified to do business as a Indian corporation and is in good standing in the State of Delhi.

                             (ii) Buyer and Parent each has full corporate power and authority to enter into each of the Agreements to the extent it is a party thereto and to consummate the transactions contemplated hereby and thereby; the execution, delivery and performance by each of Buyer and Parent of the Agreements to which it is a party have been duly authorized by all requisite corporate action on the part of Buyer and Parent; each of the Agreements to which it is a party has been duly executed and delivered by Buyer and Parent, as the case may be, and (assuming due execution and delivery by Seller of those Agreements to which it is a party) constitutes a valid and binding obligation of Buyer and Parent, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and general principles of equity;

                             (iii) the  Undertaking  executed  and  delivered to
                                   Seller by Buyer at the Closing is valid in accordance with its terms and is effective to provide, as between Buyer and Seller, for the assumption by Buyer of all of the obligations and liabilities of Seller specified therein which are valid and binding obligations and liabilities of Seller; and

                              (iv) Except as may be specified  by said  counsel,
                                   they do not know of any action, suit or governmental, administrative, arbitration or regulatory proceeding or investigation pending or threatened against or relating to Buyer or Parent which could have a materially adverse impact on the transactions contemplated by this Agreement. In rendering such opinion, counsel to Buyer and Parent may rely upon certificates of one or more officers of Buyer or of public officials as to factual matters.

                        (d) No action, suit, or proceeding before any court or governmental or regulatory authority shall be pending, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against Buyer or Parent or any of its officers or directors seeking to restrain, prevent, or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking material damages in connection with any such transactions.

                        (e) All consents of third parties including, without limitation, governmental authorities and self-regulatory agencies, and all filings with and notifications of governmental authorities, regulatory agencies (including non-governmental self-regulatory agencies) or other entities which regulate the business of Buyer or Parent, necessary on the part of Buyer or Parent, or their respective subsidiaries or affiliates, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than routine post-closing notifications or filings, shall have been obtained or effected.

            8. Indemnification by Seller and the Principal Shareholders. Seller and the Principal Shareholders hereby agree both jointly and severally to defend, indemnify and hold harmless Buyer and Parent and each of their respective successors, assigns and affiliates from and against any and all costs, liabilities and damages resulting from:

                        (a) any and all losses, damages or deficiencies resulting from any and all: (i) misrepresentations or breaches of warranty, agreement or undertaking hereunder on the part of Seller; and (ii) failures by Seller to perform or otherwise fulfill any undertaking or other agreement or obligation hereunder;

                        (b) all liabilities of Seller not specifically assumed by Buyer, including, without limitation, (i) all liabilities and expenses (including attorneys' fees and disbursements) incurred by Buyer and/or Parent resulting from the parties' failure to comply with the applicable Indian law in order to consummate the transaction and
                        (ii) all expenses incurred by Buyer and/or Parent in respect of taxes, telephone and similar items to the extent used or consumed by Seller before the Closing or, in the case of taxes, covering any period before the Closing;

                        (c) any and all actions, suits, proceedings, claims, liabilities, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to any of the foregoing or such indemnification; provided, however, that if any claim, liability, demand, assessments action, suit or proceeding shall be asserted against Buyer and/or Parent or any of their respective successors or assigns in respect of which Buyer and/or Parent proposes to demand indemnification, Buyer and/or Parent shall notify Seller thereof. Subject to rights of or duties to any insurer or other third person having liability therefore, Seller shall have the right promptly upon receipt of such notice to assume the control of the defense, compromise or settlement of any such claim, demand, liability, assessment, action, suit or proceeding, including, at its own expense, employment of counsel reasonably satisfactory to Buyer and Parent; provided, however, that if Seller shall have exercised its right to assume such control, Buyer and/or Parent may, in its sole discretion, employ counsel to represent it (in addition to counsel employed by Seller, and in the latter case, at its sole expense) in any such matter, notify Buyer (with a copy to Parent) thereof. Subject to rights of or duties to any insurer or other third person having liability therefore, Buyer shall have the right promptly upon receipt of such notice to assume the control of the defense, compromise or settlement of any such claim, demand, liability, assessment, action, suit or proceeding, including, at its own expense, employment or counsel reasonably satisfactory to Seller; provided, however, that if Buyer shall have exercised its right to assume such control, Seller may, in its sole discretion, employ counsel to represent it (in addition to counsel employed by Buyer, and in the latter case, at its sole expense) in any such matter, and in such event counsel selected by Buyer shall be required to cooperate with such counsel of Seller in such defense, compromise or settlement; and provided further, however, that Buyer's obligation, and Parent's obligation to cause Buyer, to indemnify under this Section 9 shall accrue only if and to the extent
                        that  the   aggregate  of  all  such  losses,   damages,
                        deficiencies, debts, liabilities, costs and expenses arising under this Agreement exceeds (pound)2,000 Rupees and, except as otherwise provided in Section II, occurs within five years after the Closing.

            9. Expenses and Finder's Fees. Seller will bear the expenses incurred by Seller in connection with this Agreement and its performance and Buyer and Parent will bear the expenses incurred by them. Seller, on the one hand, and Buyer and Parent, on the other hand, each represent and warrant to the other that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller directly with Buyer and Parent and in such a manner as not to give rise to any valid claims against Seller or Buyer or Parent for a brokerage commission, finder's fee or other like payment. Seller represents and warrants to Buyer and Parent that neither Seller nor any officer or director of Seller knows of any broker or finder having any connection with this Agreement or the transactions contemplated hereby; Buyer and Parent represent and warrant to Seller that neither Buyer nor Parent nor any officer or director of Buyer or Parent knows of any broker or finder having any connection with this Agreement or the transactions contemplated hereby.

            10. Survival of Representations and Warranties. The respective representations, warranties, covenants and agreements of Seller and the Principal Shareholders and of Buyer and Parent contained or deemed to be contained herein shall survive the Closing Date, and any investigation made at any time with respect thereto, for five years, except for:

                        (a) Any item as to which, within such period, Buyer and/or Parent, under Section 8, or Seller and the Principal Shareholders, under Section 9, shall have in good faith asserted a bona fide claim in writing against the other party or parties, which claim shall identify with reasonable specificity the basis of the claim;

                        (b) Any such representation, warranty, covenant or agreement on the part of Seller relating to taxes, including liens attaching to any of the Purchased Assets as a result of the failure to pay taxes, which shall extend for a period of ten years;

                        (c) Any such representation, warranty, covenant or agreement on the part of Seller and Buyer relating to the liabilities and expenses referred to in Section 8(c) and Section 9(c), respectively, which shall extend forever; and

                        (d) The  agreements  relating  to  transfer  taxes under
                        Section 16(1).

            11.   Covenant Against Competition.

                        (a) As a further  inducement  to Buyer to  purchase  the
                        assets of Seller hereunder, Seller and the Principal Shareholders agree jointly and not severally that (except to the extent otherwise provided in subsection

                        (b) hereof for the period from the Closing Date through the tenth anniversary of the Closing Date:

                              (i) Seller and the Principal Shareholders will not in any way, directly or indirectly, own, manage, operate or control any enterprise which engages in, or otherwise carries on, any business activity in competition with the business of Seller transferred to Buyer as of the Closing Date in any geographic area (including, without limitation, North, Central and South America) in which products of Seller are sold or are offered for sale by Buyer; Seller and the Principal Shareholders recognize that the offer and sale of the products of Seller will be worldwide in scope in that Buyer will directly advertise and solicit business from customers wherever they may be found;

                             (ii) Neither Seller nor the Principal Shareholders will at any time disclose to other than Buyer or any of Buyer's affiliates, or use, any proprietary information relating to Seller, whether or not such information is embodied in writing or other physical form. For purposes of this Agreement, the phrase "proprietary information" means all information which is known only to an employee, former employee or consultant of or other person in a confidential relationship with Seller or any of its affiliates and which relates to specific technical matters concerning Seller, such as, without limiting the generality of the foregoing, devices, formulae, components, patterns or materials or machines for manufacturing, testing, building or product development, sales or financing procedures or methods of Seller or any of its affiliates or which relates to specific business matters concerning Seller such as, without limiting the generality of the foregoing, the identity of suppliers, customers or contractors of Seller or its affiliates;

                             (iii) Seller    and  the   Principal   Shareholders
                                   recognize that all documents and objects containing or reflecting any proprietary information relating to Seller, whether developed by Seller or by someone else for Seller or any of its affiliates, will be after the Closing Date the respective exclusive property of Buyer or of such of its affiliates, as the case may be; and

                             (iv) Neither Seller nor the Principal Shareholders will recruit any employees who accept employment with Buyer who were formerly employed by Seller, except with the consent of Buyer, which shall not be unreasonably withheld.

                        (b) Notwithstanding anything to the contrary contained in subsection (a) above, Seller and the Principal Shareholders may sell its old industrial glove inventory of the business transferred to Buyer that is not purchased by Buyer at the Closing for a period not greater than ninety (90) days after the Closing to anyone except for purchasers who are in the Buyer's business or purchasers who Seller or the Principal Shareholders have reason to know may resell to such purchasers.

            12.   Press  Releases.   Any  public  announcements   regarding  the
                  transactions contemplated hereby shall be made only with the mutual consent of Seller and Parent.

            13.   Miscellaneous.

                        (a) Cooperation. Each of the parties hereto shall use its best efforts to take or cause to be taken, and to cooperate with the other party hereto, to the extent necessary with respect to all actions, and to do, or cause to be done, consistent with applicable law, all things' necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. From time to time prior to the Closing Date, Seller will promptly supplement or amend any list previously delivered to Buyer pursuant to Section 4(g) with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such list. No supplement or amendment to any list shall have any effect for the purpose of determining satisfaction of the condition set forth in Section 6(b).

                        (b) Regulatory Filings. Access. Each of the parties hereto will furnish to the other party hereto such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions to any governmental agency; provided, however, that any regulatory filings required of Buyer shall be at Buyer's expense. Seller agrees to give Buyer and advisors, counsel and representatives of Buyer reasonable access to its records and facilities for the purpose of evaluating the basis for the transactions contemplated hereby. Such access shall include, without limitation, the review of the books, records and business affairs of Seller.

                        (c) Waiver. Any failure of either of the parties hereto to comply with any of its obligations or agreements or to fulfill conditions herein contained may be waived in writing by the other party.

                        (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class postage prepaid:

                              (i) If to Seller or the Principal Shareholders, to:
                                   RFB Latex Limited
                                   Through K. S. Ratra and
                                   P.S. Ratra
                                   A-33 Friends Colony

                                   New Delhi, India 10065

                              (ii) If to Buyer or Parent, to
                                   Lakeland Industries, Inc.,
                                   701 Koehler Ave, Suite 7, Ronkonkoma NY
                                   11779
                                   Attention: Gary Pokrassa
                                   (with a copy to) Christopher J. Ryan

                        Such names and addresses may be changed by written notice to each person listed above.

                        (e) Governing Law. This  Agreement  shall be governed by
                        and   construed   in   accordance   with  the   internal
                        substantive laws of India.

                        (f) Arbitration. Any dispute or controversy between the Parties arising out of or in relation to this Agreement shall be settled through Arbitration in accordance with the provisions of Indian Arbitration and Conciliation Act 1996 or any amendment thereof. The venue of arbitration shall be Delhi, India and the language of arbitration proceedings shall be English.

                        (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                        (g) Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                        (h) Entire Agreement. This Agreement, including the Exhibits hereto and the documents referred to herein embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. .

                        (i) Amendment and Modification. This Agreement may be amended or modified only by written agreement of the parties hereto.

                        (j) Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                        (k) Assignability. This Agreement shall not be assignable by any party hereto other than, in the case of an assignment by Buyer, to a direct or indirect subsidiary of Parent, without the prior written consent of the other party hereto.

                        (l) Transfer Taxes. All transfer taxes, stamp taxes, realty documentary stamp taxes and sales and use taxes, if any, payable by reason of this transaction or the sale, transfer or delivery of any of the Purchased Assets shall be paid and borne as follows:

                              (i) All such taxes with respect to any realty included in the Purchased Assets shall be paid and borne by Seller.

                              (ii) The  parties   believe   that  the   tangible
                                   personal property included in the Purchased Assets (including, without limitation) is exempt from sales and other transfer taxes in Noida Special Economic Zone However, in the event that any such taxes are ultimately determined to be due with respect to any of such Purchased Assets, they shall be paid and borne by Buyer.

                        (m) Pro-rations. At the Closing, ad valorem property taxes on the Purchased Assets and utility services with respect thereto shall be prorated as of the Closing Date between Seller and Buyer.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

LAKELAND INDUSTRIES, INC.


By___________________________
Name:  Christopher J. Ryan
Title: President & General Counsel


RFB LAKELAND INDUSTRIES PRIVATE LIMITED


By___________________________
Name: Christopher J. Ryan
Title: Director


RFB LATEX LIMITED


By: _________________________
Name: P.S. Ratra
Title: Director


By:__________________________
Name: P. S. Ratra
Title: Principal Shareholder


By:__________________________
Name: K. S. Ratra
Title: Principal Shareholder

                                    EXHIBIT A
                                  BILL OF SALE

RFB Latex Limited, [Seller], an Indian corporation ("Assignor"), pursuant to the Asset Purchase Agreement, dated as of October 17th 2005 (the "Agreement"), between Assignor and the Principal Shareholder of Assignor and RFB Lakeland Industries Private Limited, [Buyer], an Indian corporation controlled by Lakeland Industries, Inc. [Parent] ("Assignee"), and for good and valuable consideration to it in hand paid, receipt of which is hereby acknowledged, does sell, assign, transfer and convey unto Assignee, its successors and assigns, as at the opening of business on the date hereof, all of Assignor's business, properties and assets constituting a going concern, and all of Assignor's rights, whether at common law or otherwise (except rights of Assignor and Excluded Assets under the Agreement), claims, including the proceeds of any claims which may not be assignable, and causes of action arising out of any transaction occurring on or prior to the date hereof, with respect to Assignor's business, properties and assets transferred hereunder, irrespective of the time or date on which any such right, claim or cause of action may arise or accrue.

Without limiting the generality of the foregoing, and subject to the exceptions set forth above, the rights, claims, causes of action and property and assets being sold, assigned, transferred and conveyed hereunder by Assignor include all of its right, title and interest in, to and under the following:

Existing assets, properties and business;

Leases, security deposits and options under leases, licenses, franchises, sales and other contracts;

Inventories, merchandise, machinery, equipment, furniture, tools, dies, jigs, vehicles, instruments and fixtures;

Petty cash as of the date hereof;

Patents, copyrights, trademarks, formulae, trade secrets, trade names and other intangibles;

Insurance policies

Accounts receivable;

Sundry asserts and supplies; and

Designs, drawings; research. engineering; marketing, and other data, and all books and records, including those maintained on tapes, discs or other magnetic or electronic storage media, except for corporate minute books, stock ledgers and stock books, relating to its assets, business, and operations; and

Notwithstanding the foregoing; there: shall be excluded from the rights, claims, causes of action and property and assets being sold, assigned, transferred and conveyed hereunder all Excluded Assets, (as defined in Schedule I attached hereto).

Assignor hereby authorizes Assignee to take any appropriate action in connection with any of said rights, claims, causes of action and property and assets being sold, assigned, transferred and conveyed hereunder, in the name of Assignor or in its own or any other name but at its own expense.

TO HAVE AND TO HOLD said rights, claims, causes of action and property, including without limitation the assets and business of Assignor, as a going concern, unto Assignee and its successors and assigns., to and for its or their use forever.

And Assignor does hereby warrant, covenant and agree that it:

(a) will warrant and defend the sale of said property, assets and business against each and every person or persons whomsoever claiming: or who may claim against any or all of the same; and

(b) will take all steps necessary to put Assignee, its successors or assigns in actual possession and operating control of said property, assets and business.

IN WITNESS WHEREOF, Assignor has caused the same to be signed by its Director as at the opening of business on this 17th day of October 2005.

                                                               RFB Latex Limited
                                                                        [SELLER]

                                             By: _______________________________
                                                 Name: K. S. Ratra
                                                 Title: Director


                                             By: _______________________________
                                                 Name: P.S. Ratra
                                                 Title: Director

                                    Exhibit B
                                 EXCLUDED ASSETS

                                    Exhibit C
                                PURCHASED ASSETS
                                ----------------


                                                                              26